UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 23, 2020
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 23, 2020 (the "Fifth Amendment Effective Date"), Carrols Restaurant Group, Inc. (the "Company") entered into the Fifth Amendment to Credit Agreement (the "Fifth Amendment") among the Company, as borrower, certain subsidiaries of the Company (collectively, the "Guarantors"), as guarantors, Wells Fargo Bank, National Association (the "Administrative Agent"), as administrative agent, and the lenders party thereto as further described in "Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" which is incorporated by reference in this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The Fifth Amendment amends the Credit Agreement dated as of April 30, 2019 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto (as previously amended by the First Amendment to Credit Agreement dated as of December 13, 2019 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Second Amendment to Credit Agreement dated as of March 25, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto, the Third Amendment to Credit Agreement dated as of April 8, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto and the Fourth Amendment to Credit Agreement dated as of April 16, 2020 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto and as further amended from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

Pursuant to the Fifth Amendment, the Company incurred additional Term Loan borrowings in the aggregate principal amount of $75 million of Incremental Term B-1 Loans. The Incremental Term B-1 Loans constitute a new tranche of Term Loans ranking pari passu in right of payment and security with the Initial Term Loans for all purposes under the Credit Agreement. The Incremental Term B-1 Loans have the same terms as outstanding borrowings under the Company's existing term loan B facility pursuant to and in accordance with the Credit Agreement, provided that (i) borrowings under the Incremental Term B-1 Loans will bear interest at a rate per annum, at the Company’s option, of (a) the Alternate Base Rate plus the applicable margin of 5.25% or (b) the LIBOR Rate (which shall not be less than 1% for Incremental Term B-1 Loans) plus the applicable margin of 6.25% and (ii) certain prepayments of the Incremental Term B-1 Loans by the Company prior to the first anniversary of the Fifth Amendment Effective Date are subject to a premium to the Administrative Agent, for the ratable account of each applicable Term Loan Lender holding Incremental Term B-1 Loans on the date of such prepayment equal to the Applicable Make-Whole Amount with respect to the principal amount of the Incremental Term B-1 Loans so prepaid. The principal amount of the Incremental Term B-1 Loans will amortize in an aggregate annual amount equal to 1% of the original principal amount of the Incremental Term B-1 Loans and shall be repayable in consecutive quarterly installments on the last day of the Company's fiscal quarters beginning on the third fiscal quarter of 2020 with the remaining outstanding principal amount of the Incremental Term B-1 Loan and all accrued but unpaid interest and other amounts payable with respect to the Incremental Term B-1 Loan due on April 30, 2026 which is the Term Loan Maturity Date. The Company intends to use the net proceeds of the Incremental Term B-1 Loans for general corporate purposes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: June 23, 2020

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Vice President, Chief Financial Officer and Treasurer